UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2013

Special Diversified Opportunities Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22400	56-1581761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE		19803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(302) 824-7062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

 See Item 8.01, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Special Diversified Opportunities Inc. (the “Company”) on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 15, 2013, Mr. Francis M. DiNuzzo would cease to be employed as the President and Chief Executive Officer of the Company, effective as of a future date as determined by the board of directors of the Company (the “Board”). At a meeting held on July 23, 2013, the Board determined that Mr. DiNuzzo’s termination of employment shall be effective as of 5:00 p.m. on July 24, 2013. In addition, Mr. DiNuzzo tendered, and the Board accepted, his resignation from the Board, also to be effective as of 5:00 p.m. on July 24, 2013. As previously disclosed, Mr. DiNuzzo was entitled, among other severance benefits, 12 months of continued monthly base salary. At its July 23, 2013 meeting, the Board agreed to pay this amount in a lump sum promptly after Mr. DiNuzzo’s termination of employment.

In addition, C. Geoffrey Davis resigned from the Board effective as of July 23, 2013 and Stephen L. Waechter resigned from the Board effective as of July 24, 2013.

On July 23, 2013, Mr. Phil Blazek, 45, was appointed by the Board as President of the Company (in which capacity he will be the Company’s principal executive officer), effective as of Mr. DiNuzzo’s termination, to serve until his successor shall be appointed. Mr. Blazek has a broad financial, strategic and investment background working with companies in a range of industries. Prior to joining the Company, in 2012 Mr. Blazek was a Managing Director at Korenvaes Management, a Dallas based debt/equity investment fund. From 2008 through 2011, he was President and Chief Investment Officer of Blazek Crow Holdings Capital, an equity investment fund he founded in partnership with the Crow Holdings Family Office in Dallas, which focused on small cap U.S. companies across several industries. From 2005 to 2008, Mr. Blazek worked at Greenway Capital, investing and providing new capital to small cap companies. Mr. Blazek received a Harvard University AB, 1990; Harvard Business School MBA, 1996.

Item 8.01	Other Events.

Based on preliminary unaudited financial information for the quarter ended June 30, 2013, the Company had cash of $13,993,000 as of June 30, 2013. As of July 12, 2013, and following the closing on that date of the sale of substantially all of the Company’s assets related exclusively to the Company’s life sciences business, the product portfolio in respect of which includes a full suite of integrated capabilities, including antibody and assay design, development and product and the Advanced Technologies Business (the “Asset Sale”), the Company believes its pro forma cash balance was in the range of $25,750,000 to $26,850,000. This amount reflects pro forma adjustments for estimated closing costs, including all severance amounts, and an estimate of the working capital adjustment as provided for in the Asset Purchase Agreement relating to the Asset Sale. This amount also includes $1,300,000 that remains in escrow pursuant to such Asset Purchase Agreement.

As previously disclosed, the Board will undertake a process to determine the best use of the Company’s cash, public company status and remaining assets, including net tax operating losses. At this time, the Board has not made any such determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Special Diversified Opportunities Inc.

July 25, 2013	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Vice President – Finance and Chief
Financial Officer